October 15, 2020

The Putnam Funds

100 Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

Putnam Investment Management, LLC (“PIM”) hereby contractually agrees, as of the date hereof, with respect to the funds specified below or in Schedule A, Schedule B, or Schedule C, to waive fees and reimburse certain expenses in the manner provided below:

  Other expenses.
  PIM agrees to waive fees and/or reimburse expenses of each open-end fund listed on Schedule A and each variable trust fund listed on Schedule B to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract (including any applicable performance-based upward or downward adjustment to a fund’s base management fee), and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.20% of the fund’s average net assets. This contractual waiver will remain in effect for a fund through the expiration of one year following the effective date of the next annual update of the fund’s registration statement.
  PIM agrees to waive fees and/or reimburse expenses of Putnam Dynamic Asset Allocation Equity Fund to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract, and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.02% of the fund’s average net assets. This contractual waiver will remain in effect through the expiration of the one-year period following the effective date of the next annual update of the fund’s registration statement.

  Fund-specific expense limitations.
  As set forth in the table below, PIM agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund -- exclusive of payments under the fund’s distribution plans, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the specified date, which is the expiration of the one-year period following the effective date of the next annual update of each fund’s registration statement:

Fund	Proposed Contractual Limitation on Total Fund Operating Expenses	Expiration
Putnam VT Emerging Markets Equity Fund	1.09%	April 30, 2022
Putnam VT Multi-Asset Absolute Return Fund	0.90%	April 30, 2022
Putnam VT Mortgage Securities Fund	0.50%	April 30, 2022

  As set forth in the table below, PIM agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund – exclusive of payments under the fund’s distribution plans, payments under the fund’s investor servicing contract, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the specified date, which is the expiration of the one-year period following the effective date of the next post-effective amendment of each fund’s registration statement:

Fund	Proposed Contractual Limitation on Total Fund Operating Expenses	Expiration
Putnam Dynamic Risk Allocation Fund	0.70%	Sept. 30, 2021
Putnam Emerging Markets Equity Fund	0.78%	February 28, 2022
Putnam Global Income Trust	0.43%[1]	February 28, 2022
Putnam Income Fund	0.33%	Feb. 28, 2022
Putnam Intermediate-Term Municipal Income Fund	0.52%	March 30, 2022
Putnam Mortgage Opportunities Fund	0.46%	September 30, 2021
Putnam Mortgage Securities Fund	0.32%	January 30, 2022
Putnam Multi-Asset Absolute Return Fund	0.77%	Feb. 28, 2022
Putnam Ultra Short Duration Income Fund	0.24%	Nov. 30, 2021
Putnam Short-Term Municipal Income Fund	0.28%	March 30, 2022

1 Effective July 1, 2020.

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  Putnam Short Term Investment Fund. PIM agrees to waive the contractual management fee of 0.25% for Putnam Short Term Investment Fund through November 30, 2021, the expiration of the one-year period following the effective date of the next update of the fund’s registration statement.

  Putnam VT Global Equity Fund. PIM agrees to waive 5 basis points of the contractual management fee payable by Putnam VT Global Equity Fund through April 30, 2022, the expiration of the one-year period following the effective date of the next annual update of the fund’s registration statement.

  Target Date Funds.

a.	Current RetirementReady Waiver: Through November 30, 2021 (November 30, 2030 in the case of Putnam RetirementReady® 2060 Fund), or, if sooner, such other date immediately preceding the date that the New RetirementReady Waiver (as described below) goes into effect, PIM agrees to reimburse each Putnam RetirementReady Fund for all other expenses – exclusive of payments under the fund’s distribution plans, brokerage, interest, taxes, investment-related expenses, extraordinary expenses, acquired fund fees and expenses and payments under the fund’s investor servicing contract.

b.	New RetirementReady Waiver: Effective on the implementation date of the new management contract applicable to the Putnam RetirementReady Funds, which remains subject to shareholder approval, PIM agrees to (1) waive fees and/or reimburse expenses of each Putnam RetirementReady Fund, in an amount equal to the fund’s “acquired fund fees and expenses” and (2) waive fees and/or reimburse expenses of each class of shares specified below of each Putnam RetirementReady Fund in an amount sufficient to result in total annual fund operating expenses for each share class of the fund – exclusive of payments under the fund’s distribution plan, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), and extraordinary expenses – that equal the amount specified in the table below of the fund’s average net assets attributable to each such class. Each of these contractual waivers will remain in effect through the date that is three years after the effective date of the next annual update of each fund’s registration statement (except for Putnam RetirementReady® 2060 Fund, which will remain in effect through the date that is ten years after the effective date of the next annual update of the fund’s registration statement).

Share Class	Net Total Expense Ratio Cap
Class A	0.65%
Class B	0.65%
Class C	0.65%
Class R	0.80%
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Class R3	0.80%
Class R4	0.80%
Class R5	0.65%
Class R6	0.55%
Class Y	0.65%

c.	Retirement Advantage Funds: PIM agrees to (1) waive fees and/or reimburse expenses of each Putnam Retirement Advantage Fund in an amount equal to each fund’s “acquired fund fees and expenses” and (2) waive fees and/or reimburse expenses of each class of shares specified below of each Putnam Retirement Advantage Fund in an amount sufficient to result in total annual fund operating expenses for each class of each fund – exclusive of payments under the fund’s distribution plan, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), and extraordinary expenses – that equal the amount specified in the table below of the fund’s average net assets attributable to each such class. Each of these contractual waivers will remain in effect through the date that is three years after the effective date of the next annual update of each fund’s registration statement.
Share Class	Net Total Expense Ratio Cap
Class A	0.55%
Class C	0.55%
Class R	0.70%
Class R3	0.70%
Class R4	0.70%
Class R5	0.55%
Class R6	0.45%
Class Y	0.55%

Effective October [15], 2020, this contractual undertaking supersedes any prior contractual expense limitation provisions between PIM and the funds. This undertaking shall be binding upon any successors and assignees of PIM.

A copy of the Declaration of Trust (including any amendments thereto) of each of The Putnam Funds is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Putnam Fund as trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of each Putnam Fund with respect to its obligations under this instrument. Furthermore, notice is given that the assets and liabilities

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of each series of each Putnam Fund that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint or joint and several and are binding only on the assets of each series with respect to its obligations under this instrument. Each fund is acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies.

Very truly yours,

PUTNAM INVESTMENT MANAGEMENT, LLC

By: /s/ Robert T. Burns
Robert T. Burns
Vice President and Chief Legal Officer

Agreed and accepted by each Putnam fund listed on Schedule A,

Schedule B and Schedule C

By:	/s/ Jonathan S. Horwitz

Jonathan S. Horwitz
Executive Vice President, Principal
Executive Officer, and Compliance Liaison

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Schedule A

Putnam California Tax Exempt Income Fund

Putnam Convertible Securities Fund

Putnam Diversified Income Trust

Putnam Asset Allocation Funds

- Putnam Dynamic Asset Allocation Balanced Fund

- Putnam Dynamic Asset Allocation Conservative Fund

- Putnam Dynamic Asset Allocation Growth Fund

- Putnam Income Strategies Portfolio

Putnam Equity Income Fund

Putnam Funds Trust

- Putnam Dynamic Risk Allocation Fund

- Putnam Emerging Markets Equity Fund

- Putnam Fixed Income Absolute Return Fund

- Putnam Floating Rate Income Fund

- Putnam Focused Equity Fund

- Putnam Global Technology Fund

- Putnam Intermediate-Term Municipal Income Fund

- Putnam International Value Fund

- Putnam Mortgage Opportunities Fund

- Putnam Multi-Asset Absolute Return Fund

- Putnam Multi-Cap Core Fund

- Putnam Short Duration Bond Fund

- Putnam Short-Term Municipal Income Fund

- Putnam Small Cap Growth Fund

- Putnam Ultra Short Duration Income Fund

George Putnam Balanced Fund

Putnam Global Equity Fund

Putnam Global Health Care Fund

Putnam Global Income Trust

Putnam High Yield Fund

Putnam Income Fund

Putnam International Equity Fund

Putnam Investment Funds

-Putnam Government Money Market Fund

-Putnam Growth Opportunities Fund

-Putnam International Capital Opportunities Fund

-Putnam PanAgora Managed Futures Strategy

-Putnam PanAgora Market Neutral Fund

-Putnam PanAgora Risk Parity Fund

-Putnam Research Fund

-Putnam Small Cap Value Fund

-Putnam Sustainable Future Fund

Putnam Massachusetts Tax Exempt Income Fund

Putnam Minnesota Tax Exempt Income Fund

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Putnam Money Market Fund

Putnam Mortgage Securities Fund

Putnam New Jersey Tax Exempt Income Fund

Putnam New York Tax Exempt Income Fund

Putnam Ohio Tax Exempt Income Fund

Putnam Pennsylvania Tax Exempt Income Fund

Putnam Sustainable Leaders Fund

Putnam Tax Exempt Income Fund

Putnam Tax-Free Income Trust

-Putnam Strategic Intermediate Municipal Fund

-Putnam Tax-Free High Yield Fund

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Schedule B

Putnam Variable Trust

- Putnam VT Diversified Income Fund

- Putnam VT Emerging Markets Equity Fund

- Putnam VT Equity Income Fund

- Putnam VT George Putnam Balanced Fund

- Putnam VT Global Asset Allocation Fund

- Putnam VT Global Equity Fund

- Putnam VT Global Health Care Fund

- Putnam VT Government Money Market Fund

- Putnam VT Growth Opportunities Fund

- Putnam VT High Yield Fund

- Putnam VT Income Fund

- Putnam VT International Equity Fund

- Putnam VT International Value Fund

- Putnam VT Mortgage Securities Fund

- Putnam VT Multi-Asset Absolute Return Fund

- Putnam VT Multi-Cap Core Fund

- Putnam VT Research Fund

- Putnam VT Small Cap Growth Fund

- Putnam VT Small Cap Value Fund

- Putnam VT Sustainable Future Fund

- Putnam VT Sustainable Leaders Fund

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Schedule C

Other Funds Subject to Expense Limitations

Putnam Funds Trust

- Putnam Dynamic Asset Allocation Equity Fund

- Putnam Short Term Investment Fund

Putnam Target Date Funds

- Putnam RetirementReady Maturity Fund

- Putnam RetirementReady 2065 Fund

- Putnam RetirementReady 2060 Fund

- Putnam RetirementReady 2055 Fund

- Putnam RetirementReady 2050 Fund

- Putnam RetirementReady 2045 Fund

- Putnam RetirementReady 2040 Fund

- Putnam RetirementReady 2035 Fund

- Putnam RetirementReady 2030 Fund

- Putnam RetirementReady 2025 Fund

- Putnam RetirementReady 2020 Fund

- Putnam Retirement Advantage Maturity Fund

- Putnam Retirement Advantage 2065 Fund

- Putnam Retirement Advantage 2060 Fund

- Putnam Retirement Advantage 2055 Fund

- Putnam Retirement Advantage 2050 Fund

- Putnam Retirement Advantage 2045 Fund

- Putnam Retirement Advantage 2040 Fund

- Putnam Retirement Advantage 2035 Fund

- Putnam Retirement Advantage 2030 Fund

- Putnam Retirement Advantage 2025 Fund

- Putnam Retirement Advantage 2020 Fund

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